EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report on MedQuist Inc.'s supplemental consolidated financial statements included in this registration statement and to the incorporation by reference in this registration statement of our report dated September 18, 1998 on the restated consolidated financial statements included in Item 5 in MedQuist Inc.'s Form 10-Q for the period ended September 30, 1998, and to all references to our Firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP



Philadelphia, PA
December 22, 1998